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                                                                    EXHIBIT 10.1

              REVISED AGREEMENT TO NDE ENVIRONMENTAL CORPORATION'S
                            SECURED PROMISSORY NOTE

         This Revised Agreement to the Secured Promissory Note, is dated September 15, 1996, and is made by and between NDE Environmental Corporation, a Delaware corporation ("NDE"), and Gilbarco Inc., a Delaware corporation ("Gilbarco") referred to as the "Parties."

                                  I. RECITALS:

         1.1 ASSET PURCHASE. Whereas, Gilbarco and NDE entered into an Asset Purchase Agreement dated February 24, 1994.

         1.2 SECURED PROMISSORY NOTE. Whereas, NDE executed a Secured Promissory Note ("Note") in the amount of Two Million Four Hundred Fifty Thousand and no/100 Dollars ($2,450,000.00) on April 11, 1994, for a portion of the purchase price.

         1.3 FIRST AMENDMENT. Whereas, on February 28, 1995, the Parties entered into the First Amendment revising the principal amortization schedule.

         1.4 SECOND AMENDMENT. Whereas, on March 22, 1996, the Parties entered into the Second Amendment providing, among other matters, for NDE to have the right to make a prepayment pursuant to Section 2.3 on or before June
    30, 1996.

         1.5 EXTENSION AGREEMENT. Whereas, on June 28, 1996, the Parties entered into an Extension Agreement from June 30, 1996 to July 12, 1996.

         1.6 REVISED AGREEMENT. Whereas, it is in the best interest of the Parties to revise the terms of the current Extension Agreement.

         Now, therefore, in consideration of the above recitals, the mutual covenants herein and other good and valuable consideration, the Parties agree:

                               II. REVISED TERMS

         2.1 PREPAYMENT RIGHTS. The right to make prepayment for extinguishment of the Note pursuant to Section 2.3 of the second Amendment dated March 22, 1996, shall be modified to an amount of Three Hundred Thousand and no/100 Dollars ($300,000.00) for the period ending September 30, 1996.

                             III. OTHER PROVISIONS

         3.1 APPLICABLE LAWS. This Revised Agreement shall be construed in accordance with the laws of the State of New York.




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         3.2  ENTIRE AGREEMENT.  The terms of this Revised Agreement are the only changes to the Secured Promissory Note, and all other provisions of the Note as amended previously and Security Agreement shall remain in full force and effect.

         3.3 COUNTERPARTS. This Revised Agreement may be entered into in any number of counterparts, each of which will be deemed an original and all of which, taken together, constitute one and the same agreement.


                                NDE ENVIRONMENTAL CORPORATION


                                By: /s/ JAY ALLEN CHAFFEE
                                    ------------------------------------------
                                    Jay Allen Chaffee, Chairman of the Board

                                    Address: 8900 Shoal Creek Blvd., Bldg. 200
                                             Austin, TX  78758



                                GILBARCO INC.


                                By: /s/ J.L. JOHNSON
                                   -------------------------------------------
                                   Name: J.L. Johnson
                                        --------------------------------------
                                   Title: CFO, Gilbarco Inc.
                                         -------------------------------------

                                   Address:  Gilbarco North America
                                             7300 W. Friendly Avenue
                                             Greensboro, NC  27420-2087